Exhibit 4(a)

                               PRICING SUPPLEMENT


                                                             4th September, 2000


                           TXU EASTERN FUNDING COMPANY

            GBP 100,000,000 Fixed Rate Notes Due 4th September, 2001 issued pursuant to the (Euro) 2,000,000,000 Euro Medium Term Note Programme
                                (the "Programme")

  (Terms used herein shall be deemed to be defined as such for the purposes of the Conditions)


The Notes constitute shorter term debt securities issued in accordance with regulations made under section 4 of the Banking Act 1987. The Issuer of the Notes is not an authorised institution or a European authorised institution (as such are defined in the Banking Act 1987). Repayment of the principal and payment of any interest of premium in connection with the Notes has been guaranteed by TXU Europe Limited.

This Pricing Supplement, under which the Notes described herein (the "Notes") are issued, is supplemental to, and should be read in conjunction with, the Offering Circular (the "Offering Circular ") dated 15 December 1999 issued in relation to the Programme. The Notes will be issued on the terms of this Pricing Supplement read together with the Offering Circular.

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PROVISIONS APPEARING ON THE FACE OF THE NOTES

1.   Series No.:

2.   Tranche No. :                           1

3.   ISIN :                                  XS0116997403

4.   Relevant Currency :                     Pounds Sterling ("GBP")

5.   Nominal Amount of Tranche :             GBP 100,000,000

6.   Issue Date :                            4th September,  2000

PROVISIONS APPEARING ON THE BACK OF THE NOTES

7.   Form :                                  Bearer

8.   Denominations :                         GBP 100,000

9.   Redenomination into Euro (of            Redenomination not applicable
     Notes denominated in a currency


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     that may be redenominated into
     Euro in accordance with Condition 7(i)):

10.  Interest Commencement Date              Issue Date
     (* - other than Zero Coupon Notes):

11.  Interest Rate (including after          6.88 per cent. per annum
     Maturity Date:

12.  Interest Payment Date(s)                4th September, 2001, subject to
     (* - other than Zero Coupon Notes):     adjustment in accordance with the
                                             Following Business Day Convention
                                             for which the Business Day is
                                             London

13.  Relevant Time (Floating Rate            Not Applicable
     Notes):

14.  Interest Determination Date             Not Applicable
     (Floating Rate Notes):

15.  Primary Source for Floating Rate        Not Applicable
     (* - Floating Rate Notes):

16.  Reference Banks (* - Floating Rate      Not Applicable
     Notes - if Primary Source is
     "Reference Banks"):

17.  Relevant Financial Centre               London
     (Floating Rate Notes):

18.  Benchmark (* - Floating Rate            Not Applicable
     Notes):

19.  Representative Amount (Floating         Not Applicable
     Rate Notes):

20.  Effective Date (Floating Rate           Not Applicable
     Notes):

21.  Specified Duration (Floating Rate       Not Applicable
     Notes):

22.  Margin (if applicable):                 Not Applicable

23.  Rate Multiplier (if applicable):        Not Applicable

24.  Maximum/Minimum Interest Rate (if       Not Applicable
     applicable)

25.  Maximum/Minimum Instalment Amount       Not Applicable
     (if applicable):

26.  Maximum/Minimum Redemption Amount       Not Applicable
     ( if applicable):


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27.  Interest Amount (Fixed Rate Note        GBP 6,880 per GBP 100,000
     or Variable Coupon Amount Note):        denomination

28.  Day Count Fraction:                     30/360

29.  Interest Period Date(s) (if             4th September, 2001, subject to
     applicable):                            adjustment in accordance with the
                                             Following Business Day Convention
                                             for which the Business Day is
                                             London

30.  Redemption Amount (including early      Nominal Amount
     redemption :

31.  Maturity Date :                         4th September, 2001, subject to
                                             adjustment in accordance with the
                                             Following Business Day Convention
                                             for which the Business Day is
                                             London

32.  Redemption for Taxation Reasons         Yes
     permitted on days other than
     Interest Payment Dates :

33.  Amortisation Yield (Zero Coupon         Not Applicable
     Notes):

34.  Terms of redemption at the option       Not Applicable
     of the Issuer or description of
     any other Issuer's option (if
     applicable):

35.  Issuer's Option Period (if              Not Applicable
     applicable):

36.  Terms of redemption at the option       Not Applicable
     of the Noteholders or description
     of any other Noteholders' (if
     applicable):

37.  Noteholders' Option Period (if          Not Applicable
     applicable):

38.  Instalment Date(s) if applicable):      Not Applicable

39.  Instalment Amount(s) (if                Not Applicable
     applicable):

40.  Unmatured Coupons to become void        Not Applicable
     upon early redemption :

41.  Talons to be attached to Notes          No
     and, if applicable, the number of
     Interest Payment Dates between the
     maturity of each talon (if
     applicable):


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42.  Business Day Jurisdictions for          London
     Condition 7(g) (jurisdictions
     required to be open for payment) :

43.  Additional steps that may only be       Not Applicable
     taken following approval by an
     Extraordinary Resolution in accordance
     with Condition 11(a) (if applicable):

44.  Details of any other additions or       None
     variations to the Conditions (if
     applicable):

45.  The Agents appointed in respect of      Citibank, N.A.
     the Notes are :                         5 Carmelite Street
                                             London EC4Y 0PA

PROVISIONS APPLICABLE TO GLOBAL NOTES AND GLOBAL CERTIFICATES

46.  Notes to be represented on issue        Temporary Global Note
     by :

47.  Applicable TEFRA exemption (* - if      D Rules
     "C Rules" or "not applicable"):

48.  Temporary Global Note exchangeable      No
     for Definitive Notes (* - if yes):

49.  Permanent Global Note exchangeable      No
     for Definitive Notes at the
     request of the holder (* - if yes):

PROVISIONS RELATING ONLY TO THE SALE AND LISTING OF THE NOTES

50.  Details of any additions or             None
     variations to the selling
     restrictions:

51.  Listing:                                Luxembourg Stock Exchange

52.  Dealer's Commission:                    0.02 per cent.

53.  Method of issue of Notes:               Individual Dealer

54.  The following Dealer[s] [is/are]        Barclays Bank PLC
     subscribing the Notes:

55.  Common Code:                            11699740

56.  The aggregate principal amount of       U.S.$ [   ]
     Notes issued has been translated
     into U.S. dollars at the rate of


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     [   ], producing a sum of (for
     Notes not denominated in U.S.
     dollars):

57.  Net Proceeds:                           GBP 99,980,000

58.  Use of Proceeds (if different from      Not Applicable
     that stated in the Offering
     Circular):

59.  Issue Price:                            100.00 per cent.
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Signed:   .......................................
          (Authorised signatory)